UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 30, 2021

ARES MANAGEMENT CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36429	80-0962035
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067

(Address of principal executive office) (Zip Code)

(310) 201-4100

(Registrant’s telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	ARES	New York Stock Exchange
7.00% Series A Preferred Stock, par value $0.01 per share	ARES.PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information required by this Item 1.01 is included in Item 2.03 and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 30, 2021, Ares Finance Co. III LLC (the “Issuer”), an indirect subsidiary of Ares Management Corporation (the “Company”) and Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC and Ares Finance Co. II LLC, each indirect subsidiaries of the Company (collectively the “Guarantors”), entered into an indenture (the “Indenture”) with U.S. Bank National Association, as trustee (the “Trustee”), relating to the issuance by the Issuer of $450,000,000 aggregate principal amount of its 4.125% Fixed-Rate Resettable Subordinated Notes due 2051 (the “Notes”). Capitalized terms used herein without definition have the meanings set forth in the Indenture.

The Notes bear interest at a rate of 4.125% per annum accruing from June 30, 2021 to, but excluding June 30, 2026 (the “First Call Date”). Interest is payable semi-annually in arrears on June 30 and December 30 of each year, commencing on December 30, 2021. On and after the First Call Date, the interest rate on the Notes for each Reset Period will be equal to the Five-Year U.S. Treasury Rate as of the most recent Reset Interest Determination Date plus a spread of 3.237%. The Issuer has the right on one or more occasions to defer the payment of interest on the Notes for up to five consecutive years. During an optional deferral period, interest will continue to accrue on the Notes, and deferred interest payments will accrue additional interest at the then applicable interest rate on the Notes, compounded semi-annually as of each interest payment date to the extent permitted by applicable law. The Notes will mature on June 30, 2051 unless earlier redeemed or repurchased. The Notes are unsecured and subordinated obligations of the Issuer. The Notes will be fully and unconditionally guaranteed (the “Guarantees”), jointly and severally, by each of the Guarantors. The Guarantees are unsecured and subordinated obligations of the Guarantors.

On the First Call Date and any subsequent interest payment date, the Notes may be redeemed at the Issuer’s option, in whole or in part, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Tax Redemption Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 120 days of the occurrence of a Tax Redemption Event, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Rating Agency Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 120 days of the occurrence of a Rating Agency Event, at a redemption price equal to 102% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date. If a Change of Control Event occurs, the Notes may be redeemed at the Issuer’s option, in whole but not in part, within 60 days of the occurrence of such Change of Control Event, at a redemption price equal to 101% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture includes covenants, including limitations on the Issuer’s and the Guarantors’ ability to, subject to exceptions, incur indebtedness secured by liens on voting stock or profit participating equity interests of their subsidiaries or merge, consolidate or sell, transfer or lease assets. The Indenture also provides for customary events of default and further provides that the Trustee or the holders of not less than 25% in aggregate principal amount of the outstanding Notes may declare the Notes immediately due and payable upon the occurrence and during the continuance of any event of default after expiration of any applicable grace period. In the case of specified events of bankruptcy, insolvency, receivership or reorganization, the principal amount of the Notes and any accrued and unpaid interest on the Notes automatically will become due and payable.

The preceding is a summary of the terms of the Indenture and the Notes and is qualified in its entirety by reference to the Indenture attached hereto as Exhibit 4.1 and the form of the Notes attached hereto as Exhibit 4.2, each of which is incorporated herein by reference as though they were fully set forth herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Indenture dated as of June 30, 2021 among Ares Finance Co. III LLC, Ares Holdings L.P., Ares Investments Holdings LLC, Ares Management LLC, Ares Finance Co. LLC, Ares Finance Co. II LLC and U.S. Bank National Association, as trustee

4.2	Form of 4.125% Senior Note due 2051 (included in Exhibit 4.1 hereto)

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES MANAGEMENT CORPORATION
Dated: June 30, 2021
	By:	/s/ Michael R. McFerran
	Name:	Michael R. McFerran
	Title:	Chief Operating Officer & Chief Financial Officer